Exhibit 99.1
February 3, 2010
For Immediate Release:
Travelport LLC Announces Early Tender Results and Amendment of Debt Tender Offer
New York, NY— Travelport LLC (the “Company”) today announced preliminary results of its previously announced cash tender offer for:
•	its Senior Euro Floating Rate Notes due 2014 (the “First Priority Notes”);

•	its Senior Dollar Floating Rate Notes due 2014 (the “Second Priority Notes”);

•	its 10 7/8% Senior Subordinated Euro Notes due 2016 (the “Third Priority Notes”);

•	its 9 7/8% Senior Dollar Notes due 2014 (the “Fourth Priority Notes”); and

•	its 11 7/8% Senior Subordinated Dollar Notes due 2016 (the “Fifth Priority Notes” and, together with the First Priority Notes, the Second Priority Notes, the Third Priority Notes and the Fourth Priority Notes, the “Notes”).
As of 5:00 p.m., New York City time, on February 2, 2010 (the “Early Tender Date”), €35,006,000 aggregate principal amount of First Priority Notes, $67,419,000 aggregate principal amount of Second Priority Notes, €36,080,000 aggregate principal amount of Third Priority Notes, $274,852,000 aggregate principal amount of Fourth Priority Notes and $49,986,000 aggregate principal amount of Fifth Priority Notes have been validly tendered and not validly withdrawn.
Based on the early tender results, the Company also announced that it is amending the terms of the tender offer to:
•	waive the Early Tender Date for the First Priority Notes and the Second Priority Notes so that holders of First Priority Notes and Second Priority Notes who validly tender such Notes after the Early Tender Date and on or before the Expiration Date (as defined below) will receive the previously announced Total Tender Offer Consideration for such Notes;

•	increase its previously announced maximum aggregate consideration for Notes purchased in the tender offer, excluding accrued and unpaid interest, from $350,000,000 to $475,000,000; and

•	terminate the portion of the tender offer with respect to the Fifth Priority Notes.
All other terms and conditions of the tender offer remain unchanged, including the Withdrawal Deadline, the Expiration Date and the Settlement Date (each as defined below or in the Offer to Purchase).
The time and date at which the tender offer will expire remains 11:59 p.m., New York City time, on February 17, 2010 (unless extended) (such date and time, as the same may be extended, the “Expiration Date”). The Company currently expects the tender offer to be settled on February 18, 2010.
The Withdrawal Deadline for the Tender Offer has not been amended, and occurred at 5:00 p.m., New York City time, on February 2, 2010. Notes previously tendered and Notes that are tendered after the Withdrawal Deadline may no longer be withdrawn.
Any tendered Fifth Priority Notes will be promptly returned to holders.

The table below sets forth the amended terms of the offer:

Aggregate
			Principal	Late Tender		Total Tender
	CUSIP/ISIN	Acceptance	Amount	Offer	Early Tender	Offer
Title of Security	Number	Priority Level	Outstanding	Consideration(1)	Premium(1)	Consideration(1)
Senior Euro Floating	XS0302343164;	1	€161,550,000	€985	€0	€985
Rate Notes due 2014	XS0264616342;
XS0264616003
Senior Dollar	89421EAA1;	2	$143,000,000	$985	$0	$985
Floating Rate Notes	US89421EAA10;
due 2014	87238CAA2;
US87238CAA27;
USU8759LAA45
10 7/8% Senior	XS0302343917;	3	€139,750,000	€1,050	€20	€1,070
Subordinated Euro	XS0264616938;
Notes due 2016	XS0264616698
9 7/8% Senior Dollar	89421EAB9;	4	$443,000,000	$1,055	$20	$1,075
Notes due 2014	US89421EAB92;
87238CAB0;
US87238CAB00;
USU8759LAB28

(1)	Per $1,000 principal amount of Notes accepted for purchase with Acceptance Priority Levels 2 and 4. Per €1,000 principal amount of Notes accepted for purchase with Acceptance Priority Levels 1 and 3.
Holders of First Priority Notes, Second Priority Notes, Third Priority Notes and Fourth Priority Notes that were validly tendered and not validly withdrawn on or before the Early Tender Date will receive the applicable Total Tender Offer Consideration for any such First Priority Notes, Second Priority Notes, Third Priority Notes and Fourth Priority Notes accepted for purchase in the tender offer. Holders of First Priority Notes, Second Priority Notes, Third Priority Notes and Fourth Priority Notes that are validly tendered after the Early Tender Date and on or before the Expiration Date will receive only the applicable Late Tender Offer Consideration for any such First Priority Notes, Second Priority Notes, Third Priority Notes and Fourth Priority Notes accepted for purchase in the tender offer.
This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes. The tender offer is made only by, and pursuant to the terms of, the Offer to Purchase and the related Letter of Transmittal, dated January 20, 2010, and the Company’s press release relating to the tender offer issued on January 22, 2010. The information in this press release is qualified by reference to those documents, except to the extent the terms of the tender offer described therein are amended by this press release. Subject to applicable law, the Company may further amend, extend, waive conditions to or terminate the tender offer.
UBS Securities LLC is the dealer manager for the tender offer for the Notes denominated in U.S. dollars (the “Dollar Notes”) and UBS Limited is the dealer manager for the Notes denominated in euros (the “Euro Notes”). Persons with questions regarding the tender offer should contact:
•	with respect to the Dollar Notes: UBS Securities LLC at (203) 719-4210 (call collect) or (888) 719-4210 (Attention: Liability Management Group) and

•	with respect to the Euro Notes: UBS Limited at 44 20 7567 0525 (Attention: Liability Management Group).
Requests for copies of the Offer to Purchase, the related Letter of Transmittal and other related materials should be directed to Global Bondholder Services Corporation, the Information Agent

and Depositary for the tender offer, at (212) 430-3774 (for banks and brokers only) or (866) 470-4300 (for all others and toll-free).
About Travelport
Travelport Limited, the indirect parent company of Travelport LLC, and guarantor on an unsecured basis of the Notes, is a leading provider of critical transaction processing solutions, offering broad based business services to companies operating in the global travel industry. Travelport Limited is comprised of the global distribution system (GDS) business that includes the Worldspan and Galileo brands; GTA, a global, multi-channel provider of hotel and ground services; Airline IT Solutions, which hosts mission critical applications and provides business and data analysis solutions for major airlines. With 2008 revenues of $2.5 billion, Travelport Limited operates in 160 countries and has approximately 5,300 employees. Travelport Limited also owns approximately 48% of Orbitz Worldwide (NYSE: OWW), a leading global online travel company. Travelport Limited is a private company owned by affiliates of The Blackstone Group, One Equity Partners, Technology Crossover Ventures and Travelport management.
This press release may include information that could constitute forward-looking statements. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in Travelport Limited’s Securities and Exchange Commission filings. Past results of Travelport Limited are not necessarily indicative of its future results. Travelport Limited does not undertake any obligation to update any forward-looking statements.
The Offer to Purchase is for distribution only to persons who (i) are existing Holders falling within Article 43(2) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”); (ii) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Promotion Order, (iii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iv) are outside the United Kingdom, or (v) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the Offer may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). The Offer to Purchase is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which the Offer to Purchase relates is available only to relevant persons and will be engaged in only with relevant persons.
IMPORTANT NOTICE: NOT FOR DISTRIBUTION IN OR INTO, OR TO ANY PERSON LOCATED OR RESIDENT IN OR AT ANY ADDRESS IN, THE REPUBLIC OF ITALY.
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